INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 33-44449, 33-64656, 333-61976 and 333-39122 of Applied Extrusion Technologies, Inc. on Form S-8 of our report dated December 19, 2003, appearing in the Annual Report on Form 10-K of Applied Extrusion Technologies, Inc. for the year ended September 30, 2003.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
December 19, 2003